AMENDMENT TO EMPLOYMENT AGREEMENT

                  AMENDMENT (this "Amendment") made as of September 28, 1999, between CHRIS-CRAFT INDUSTRIES, INC., a Delaware corporation ("Chris-Craft"), and EVAN C THOMPSON (the "Executive"). This Amendment amends the Agreement made as of January 1, 1994 between Chris-Craft and the Executive as set forth below, effective as of the date hereof, except as otherwise provided.

     1. The Agreement is hereby amended by extending the Employment Term (as defined in Section 1.2) to December 31, 2004.

     2. Effective as of October 1, 1999, Section 4.3.2 of the Agreement is hereby amended by substituting "$47,916.67" for "$20,833.33" in clause (i) thereof.

     3. The Agreement is hereby amended by revising Section 6.1(f) in its entirety to read as follows:

     (f) The Executive shall be entitled to such additional compensation and benefits (including but not limited to additional grants of options and other equity-based awards) as may be granted to him from time to time by the Board of Directors of Chris-Craft or the Compensation Committee thereof. In this regard, it is the intention of the compensation Committee to consider the adoption of an equity plan, to submit such plan to the shareholders of Chris-Craft at the annual meeting of shareholders to be held in 2000 and, if so adopted and approved, to make an additional grant or grants to the Executive pursuant to such plan.

     4. The Agreement is hereby amended by adding a new Section 6.3 to read as follows:

                  6.3 Pursuant to the action of the Compensation Committee of the Board of Directors of Chris-Craft, Chris-Craft hereby grants to the Executive, effective as of September 28, 1999, an option ("Option") to purchase 300,000 shares of the common stock of Chris-Craft ("Shares") under the Chris-Craft Industries, Inc. 1999 Management Incentive Plan, as amended (the "1999 Plan"), at a price per Share equal to the fair market value (as defined in the 1999 Plan) of the Shares on such date. As long as the Executive remains employed by or acts as a consultant to Chris-Craft (and except as may otherwise be provided hereinbelow), (a) 50% of the Shares subject to the Option shall first become exercisable on the fourth anniversary of the date of grant and the remaining Shares subject to the Option shall first become exercisable on the fifth anniversary of the date of grant, and (b) once exercisable, the Option shall remain exercisable until the expiration of the applicable period set forth in the 1999 Plan. In the event of the termination of the Employment Period by reason of the Executive's death or disability (as defined in Section 10.2), the Option granted pursuant to this Section 6.3 shall become fully exercisable and shall remain exercisable for such period as is set forth in the 1999 Plan. In the event the Executive's employment terminates for any reason (other than death or disability) prior to a Change in Control and prior to the third anniversary of the date of grant, the Option shall be forfeited in its entirety. In the event that, prior to a Change in Control and between the third and fourth anniversaries of the date of grant, the Executive's employment terminates under circumstances entitling him to severance under Section 10.4.2, 30% of the Shares subject to the Option shall become exercisable and shall remain exercisable for a period of 90 days following the date of termination and the remainder of such Option shall be forfeited. In the event of a termination of employment pursuant to clause (1) of Section 1.4.1, then during the period in which the Executive subsequently performs consulting services pursuant to Section 11 hereof, the Option shall remain outstanding in accordance with its terms as if the Executive remained in employment (and upon any subsequent termination of the Executive's consulting services, the Executive's rights with respect to the Option shall be determined as if such termination constituted a termination of employment). In the event that, on or after a Change in Control, the Executive's employment terminates under circumstances entitling him to severance under Section 10.4.2, the Option shall become fully exercisable immediately upon the Executive's termination of employment, shall remain exercisable until the 10th anniversary of the date of grant and shall become transferable. In the event of a termination of the Executive's employment not otherwise described herein, the Option, to the extent not exercisable at the date of termination, shall be forfeited and, to the extent exercisable at the date of termination, shall remain exercisable for such period as is set forth in the 1999 Plan.

     5. The Agreement is hereby amended by deleting Section 7 in its entirety.

     6. The Agreement is hereby amended by restating Section 8 thereof in its entirety to read as follows:

     8. Change in Control.

     8.1 For the purposes of this Agreement, a "Change in Control" shall mean:

     8.1.1 Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the stockholders of Chris-Craft, shall be approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person"), other than the Board; or

     8.1.2 Approval by the stockholders of Chris-Craft of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation: (a) more than 50% of the combined voting power of the then outstanding voting securities ("Outstanding Voting Securities") of the corporation resulting from such reorganization, merger, or consolidation, which may be Chris-Craft (the "Resulting Corporation"), entitled to vote generally in the election of directors (the "Resulting Corporation Voting Securities") shall then be owned beneficially, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of Outstanding Voting Securities immediately prior to such reorganization, merger, or consolidation, in substantially the same proportions as their respective ownerships of Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation; and (b) at least 50% of the members of the board of directors of the Resulting Corporation shall have been members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

     8.1.3 Approval by the stockholders of Chris-Craft of (a) a complete liquidation or dissolution of Chris-Craft or (b) the sale or other disposition of all or substantially all of the assets of Chris-Craft, other than to a corporation (the "Buyer") with respect to which (i) following such sale or other disposition, more than 50% of the combined voting power of securities of Buyer entitled to vote generally in the election of directors, shall be owned beneficially, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the Outstanding Voting Securities immediately prior to such sale or other disposition, in substantially the same proportion as their respective ownerships of Outstanding Voting Securities immediately prior to such sale or other disposition; and (ii) at least 50% of the members of the board of directors of Buyer shall have been members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of Chris-Craft.

     7. The Agreement is hereby amended by revising clause (c) of the first sentence of Section 9 (Termination of Agreement for Cause) to read as follows:

     (c) prior to a Change in Control, the Executive's dishonesty in the course of fulfilling his duties hereunder;

     8. The Agreement is hereby amended by substituting a semicolon and the word "or" for the period at the end of clause (d) of the first sentence of Section 9 (Termination of Agreement for Cause) and by adding the following new clause (e) thereafter, to read as follows:

                  (e) prior to a Change in Control, at least two-thirds ( ) of the nonemployee members of the Board of Directors of Chris-Craft shall have determined that the Executive has intentionally committed an act that could have a material adverse effect on the reputation or business of Chris-Craft.

     9. The Agreement is hereby amended by restating Section 10.4.1 in its entirety to read as follows:

                  10.4.1 The Executive may (but shall not be obligated to) terminate the Employment Term (1) on at least one year's notice if such notice is given prior to a Change in Control, or (2) following a Change in Control, on 30 days' prior written notice, effective as of any date occurring during the 90-day period commencing on the Designated Date (as defined below in this Section 10.4.1) for any reason or (3) on 30 days' prior written notice, effective as of any time during the Employment Term, if, without the Executive's express written consent, in the case of this clause (3) only, (a) the Executive shall not be elected (and continued) as a director of Chris-Craft or UTV and as the Executive Vice President of Chris-Craft and President of Chris-Craft's Television Division, or the Executive shall be removed from such board or office; or (b) Chris-Craft shall fail to cure a material breach of this Agreement within 30 days after notice; or (c) the Executive shall not be continuously afforded the authority, responsibilities and prerogatives contemplated in Section 2.2 and 2.3; or (d) Chris-Craft shall materially reduce any benefit to which the Executive is entitled pursuant to Section 6.1 and, if the termination of the Employment Term shall occur prior to a Change in Control, shall not have similarly reduced such benefit with respect to Chris-Craft senior executives generally; (e) the Executive shall be required to perform his principal services under this Agreement at a place other than that set forth in
Section 3; or (f) following a Change in Control, Chris-Craft fails to provide the Executive a bonus (the "Minimum Bonus") equal to the higher of (1) the mean performance bonuses theretofore paid to or payable to the Executive in respect of the five fiscal years immediately preceding the fiscal year in which occurs the Change in Control or (2) the bonus set forth in Section 4.4. Such right to terminate the Employment Term shall be the Executive's exclusive remedy in the event of the occurrence of any of the events descried in this Section 10.4.1. For purposes of clause (c) of the preceding sentence, the Executive shall be deemed not to have been continuously afforded the authority, responsibilities and prerogatives contemplated in Sections 2.2 and 2.3 if there shall occur any reduction in the scope, level or nature of the Executive's employment hereunder, or any demotion, any phasing out or assignment to others, of the duties contemplated in Section 2. For purposes of this Section 10.4, any determination made by the Executive in good faith that any of the events described in clauses
(a) through (f) of the first sentence of Section 10.4.1 has occurred shall be conclusive. For purposes of this Section 10.4, "Designated Date" shall mean the 12-month anniversary of the Change in Control; provided that the number 12 shall be decreased (but not below 6) by the excess, if any, of the number of full months elapsed between (x) the execution of the agreement that contemplates such Change in Control transaction and (y) the consummation of such transaction. The Executive may elect to rescind any notice previously furnished pursuant to clause (1) of this Section, provided such rescission is furnished in writing to Chris-Craft prior to a Change in Control and prior to the effective date of the Executive's termination.

     10. The Agreement is hereby amended by restating Section 10.4.2 in its entirety to read as follows:

                  10.4.2 If the Executive shall elect to terminate the Employment Term upon the occurrence of any event described in clause (2) or clause (3) of Section 10.4.1, or if Chris-Craft shall terminate this Agreement other than for cause or disability pursuant to Sections 9 and 10 hereof, then the Executive shall have no further obligation to perform services for Chris-Craft pursuant to Section 2, but he shall be entitled to receive from Chris-Craft, within 30 days after the date of termination of the Employment Term, in lieu of the amounts that would otherwise be payable hereunder, a lump sum in cash of an amount equal to the sum of (a) one times (if such termination occurs prior to a Change in Control) or three times (if such termination occurs on or after a Change in Control) the aggregate of (i) compensation that would have been payable each year at the rate of (A) the base salary payable to the Executive pursuant to Section 4.1 and (B) all amounts of Deferred Compensation payable to the Executive pursuant to Section 4.3 (each at the rate in effect on the date of the termination of the Employment Term (including any COLA Adjustment theretofore required to have been made)) and (ii) an amount equal to the highest performance bonuses theretofore paid to or payable to the Executive with respect to the five full fiscal years of Chris-Craft immediately preceding the date of termination of the Employment Term; (b) all consulting fees that would have been payable pursuant to Section 11 hereof without regard to any COLA Adjustment; (c) a pro rata bonus based upon the target bonus under Section 4.4 for the year in which occurs the date of such termination; and (d) in the event that the Executive shall have elected to terminate the Employment Term under
Section 10.4.1 (3) (f), an amount equal to the excess of (x) the Minimum Bonus applicable to the Executive for each fiscal year, commencing with the year in which occurs the Change in Control through and including the fiscal year prior to the year in which occurs such date of ermination, over (y) the actual bonus paid to the Executive for each such year. In addition, for the period beginning on the date of termination of the Employment Term and running through the day on which the Employment Term would have ended (as extended, if theretofore extended) if not terminated pursuant to this Section 10.4.2 and ending on the date on which the Consulting Term would have ended (the "Cutoff Date"), Chris-Craft shall maintain, at its expense, all insurance coverages and medical and health benefits in respect of the Executive that shall have been in effect with respect to him prior to the occurrence of the event entitling the Executive to terminate this Agreement (or, if such termination occurs following a Change in Control, as in effect immediately prior to such Change in Control, if more favorable to the Executive). In addition, the Executive shall become fully vested under his Executive Deferred Compensation Income Agreement (to the extent not previously vested). Notwithstanding the above, Deferred Compensation amounts previously deferred and credited to the Account shall be paid in accordance with
Section 4.3.3.

     11. The Agreement is hereby amended by adding a new Section 10.4.3 to read as follows:

                  10.4.3 If the Executive shall elect to terminate the Employment Term as described in clause (1) of Section 10.4.1 and if Chris-Craft shall thereafter terminate this Agreement other than for cause or disability pursuant to Sections 9 and 10 hereof prior to the effective date of the termination of the Employment Term as set forth in the Executive's notice, then the Executive shall have no further obligation to perform services for Chris-Craft pursuant to Section 2, but he shall be entitled to receive from Chris-Craft, within 30 days after the date of termination of the Employment Term, in lieu of the amounts that would otherwise be payable hereunder, a lump sum in cash of an amount equal to the compensation that would have been paid to him under Sections 4.1, 4.3, 4.4 and 6.1(c) during the period remaining until the effective date of termination of the Employment Term as set forth in the Executive's notice. Notwithstanding any such termination by Chris-Craft, the Consulting Term shall commence on the effective date of termination as set forth in the Executive's notice.

     12. The Agreement is hereby amended by restating the first sentence of
Section 11 thereof to read as follows:

                  If the Employment Term shall terminate on December 31, 2004 or, if earlier, on account of or termination by the Executive pursuant to clause
(1) of Section 10.4.1, or upon expiration of the period with respect to which the Executive receives payment on account of disability pursuant to Section 10.2, then during the period beginning on the date of termination of the Employment Term (or, in the case disability, on the date the Employment Term would otherwise have ended) and ending on May 31, 2007 (the "Consulting Term"), the Executive shall render to Chris-Craft such consultation and advice as the Board of Directors or the Chief Executive Officer of Chris-Craft may request, subject to the Executive's reasonable convenience and other business activities; provided, however, that the Executive shall not be required to devote more than 240 hours in any calendar year to such services, which shall be performed at a time and place mutually convenient to both parties.

     13. The Agreement is hereby amended by restating the third sentence of
Section 12.2 thereof to read as follows:

                  Executive shall not, either during the Employment Term or the Consulting Term, or, except in the case of a termination of employment by Chris-Craft without cause or by the Executive as described in clause (2) or (3) of Section 10.4.1 (whether occurring before or after a Change in Control), for the one-year period thereafter, render services of any kind to others, engage in any other business activity or acquire any interest of any type in any other person or entity that would prevent his fulfilling his obligations under this Agreement or that Executive knows is in competition with Chris-Craft or any Affiliate.

     14. The Agreement is hereby amended by adding thereto a new Section 14.8 to read as follows:

                  14.8. Chris-Craft agrees that, if the Executive's employment with Chris-Craft terminates during the Employment Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by Chris-Craft pursuant hereto. Further, the amount of any payment or benefit provided for in this Agreement (other than as expressly provided in Section 10.2) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to Chris-Craft, or otherwise.

                  Except as set forth above, the Agreement is hereby ratified and confirmed in all respects.

                                            CHRIS-CRAFT INDUSTRIES, INC.


                                            By:
                                                              Herbert J. Siegel
                                                                  Chairman

                                            By:
                                                              Evan C Thompson